As filed with the Securities and Exchange Commission on August 12, 2008
Registration No. 333-149559
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FERRO CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	34-0217820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lakeside Avenue
Cleveland, Ohio 44114
(216) 641-8580

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Sallie B. Bailey
Vice President and Chief Financial Officer
Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114
(216) 641-8580
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James C. Bays Vice President, General Counsel and Secretary Ferro Corporation 1000 Lakeside Avenue Cleveland, Ohio 44114 (216) 641-8580	Suzanne K. Hanselman Baker & Hostetler LLP 3200 National City Center 1900 East 9th Street Cleveland, Ohio 44114 (216) 621-0200

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)
Debt Securities
Common Stock, $1.00 par value
Total	$200,000,000

(1)	There are being registered hereunder such presently indeterminate number or principal amount of Ferro Corporation debt securities and shares of common stock as may from time to time be issued at indeterminate prices. This registration statement also covers an indeterminate number of shares of common stock that may be issued upon conversion, exercise or exchange of the debt securities being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

$200,000,000

DEBT SECURITIES
COMMON STOCK

Ferro Corporation may offer and sell from time to time our notes, debentures or other evidences of unsecured, senior indebtedness (the “senior debt securities”), and unsecured, junior subordinated indebtedness (the “junior subordinated debt securities”), which may be convertible into or exercisable or exchangeable for our common stock, and any shares of common stock issuable upon conversion, exercise or exchange of debt securities, as further described in this prospectus. We sometimes refer to the senior debt securities and the junior subordinated debt securities together in this prospectus as the “debt securities” and the debt securities and the common stock together in this prospectus as the “securities.”

We will provide the terms of any offering and the specific terms of the securities offered in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement or term sheet.

See “Risk Factors” on page 5 for a discussion of certain risks that you should consider in connection with an investment in Ferro Corporation’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, Ferro Corporation may sell in one or more offerings securities, which may be senior debt securities, subordinated debt securities and shares of common stock issuable upon conversion of the debt securities. This prospectus provides you with a general description of the securities Ferro Corporation may offer. Each time Ferro Corporation sells securities, we will provide a prospectus supplement, which may be in the form of a term sheet, which will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference.”

Because Ferro Corporation is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Ferro Corporation may add to and offer and register additional securities, including secondary sales by selling security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained in this prospectus or any prospectus supplement and the information incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Ferro Corporation is not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer, sale or solicitation is not permitted. The information appearing or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the date of this prospectus or any supplement to this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

U.S. Bank National Association, by acceptance of its duties as trustee under the senior indenture or any subordinated indenture with Ferro Corporation, has not reviewed the prospectus and registration statement and has made no representation as to the information contained herein including, but not limited to, any representations as to Ferro Corporation, its business or financial condition, or the securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Ferro,” the “Company,” “we,” “us” or “our” mean Ferro Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Documents may also be available on our web site at http://www.ferro.com under the heading “Investor Information.” Please note that all references to “http://www.ferro.com” in this registration statement and prospectus and any prospectus supplement that accompanies this prospectus are inactive textual references only and that the information contained on our website is neither incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement nor intended to be used in connection with any offering hereunder.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, which includes exhibits and other information not included in this prospectus or a prospectus supplement. The SEC allows us to “incorporate by reference” in this prospectus the information we file with it. This means that we are disclosing important business and financial information to you by referring to other documents filed separately with the SEC that contain the omitted information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we complete our offering of the securities offered by this prospectus and the accompanying prospectus supplement. We are not incorporating by reference any information furnished rather than filed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including the Current Reports on Form 8-K listed below), unless otherwise specified:

SEC Filings	Period/Date

Annual Report on Form 10-K	Fiscal Year ended December 31, 2007
Quarterly Report on Form 10-Q	Quarters ended March 31, 2008, and June 30, 2008
Current Reports on Form 8-K	January 4, 2008, March 21, 2008, April 1, 2008, June 10, 2008, June 12, 2008, each of the filings dated June 20, 2008 and June 23, 2008, July 3, 2008, July 18, 2008, July 21, 2008, July 24, 2008, and August 12, 2008
Definitive Proxy Statement on Schedule 14A	Filed on March 18, 2008 for the 2008 Annual Meeting of Shareholders (other than the information set forth under the heading “Compensation Committee Report”)

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). Requests for such documents should be made to:

Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114
(216) 641-8580
Attention: Investor Relations

RISK FACTORS

Investing in Ferro Corporation’s securities involves significant risks. Before you invest in Ferro Corporation’s securities, in addition to the other information contained in this prospectus and in the accompanying prospectus supplement, you should carefully consider the risks and uncertainties identified in Ferro Corporation’s reports to the SEC incorporated by reference into this prospectus and the accompanying prospectus supplement.

The risks and uncertainties identified in our SEC reports are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect Ferro Corporation. If any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our financial position, results of operations, and cash flows.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Ferro Corporation’s filings with the SEC, including Ferro Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007, Annual Report to Stockholders, quarterly report on Form 10-Q for the quarter ended June 30, 2008, any subsequent quarterly report on Form 10-Q or any current report on Form 8-K of Ferro Corporation (along with any exhibits to such reports as well as any amendments to such reports), our press releases, or any other written or oral statements made by or on behalf of Ferro Corporation, may include or incorporate by reference forward-looking statements which reflect Ferro Corporation’s current view, as of the date such forward-looking statement is first made, with respect to future events, prospects, projections or financial performance. The matters discussed in these forward-looking statements are subject to certain risks and uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in or by such statements. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Ferro Corporation’ business, financial condition and results of operations. These uncertainties and other factors include, but are not limited to:

•	We depend on reliable sources of energy and raw materials, including petroleum-based materials and other supplies, at a reasonable cost, but availability of these materials and supplies could be interrupted and/or their prices could escalate and adversely affect our sales and profitability.

•	The markets for our products are highly competitive and subject to intense price competition, and that could adversely affect our sales and earnings performance.

•	We strive to improve operating margins through sales growth, price increases, productivity gains, improved purchasing techniques and restructuring activities, but we may not achieve the desired improvements.

•	We sell our products into industries where demand has been unpredictable, cyclical or heavily influenced by consumer spending.

•	The global scope of our operations exposes us to risks related to currency conversion and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia-Pacific region where it can be difficult for a U.S.-based company, such as Ferro, to compete lawfully with local competitors.

•	Regulatory authorities in the U.S., European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials, and those regulations could affect sales of our products.

•	Our operations are subject to operating hazards and, as a result, to stringent environmental, health and safety regulations, and compliance with those regulations could require us to make significant investments.

•	We depend on external financial resources, and any interruption in access to capital markets or borrowings could adversely affect our financial condition.

•	Interest rates on some of our borrowings are variable, and our borrowing costs could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders, and those liens affect our flexibility to dispose of property and businesses.

•	We are subject to a number of restrictive covenants under our credit facilities, and those covenants could affect our flexibility to fund strategic initiatives.

•	We have significant deferred tax assets, and our ability to utilize these assets will depend on our future performance.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance, unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products, and failure to introduce new products could affect our sales and profitability.

•	We are subject to stringent labor and employment laws in certain jurisdictions in which we operate and party to various collective bargaining arrangements, and our relationship with our employees could deteriorate, which could adversely impact our operations.

•	Employee benefit costs, especially postretirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	Our restructuring initiatives may not provide sufficient cost savings to justify their expense.

•	We are exposed to intangible asset risk.

•	We have in the past identified material weaknesses in our internal controls, and the identification of any material weaknesses in the future could affect our ability to ensure timely and reliable financial reports.

•	We are exposed to risks associated with acts of God, terrorists, and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions, and other events or circumstances that are beyond our control.

Additional information regarding these risk factors can be found in our annual report on Form 10-K for the period ended December 31, 2007, quarterly report on Form 10-Q for the quarter ended June 30, 2008 and our other filings made with the SEC. The risks and uncertainties identified above are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us.

THE COMPANY

We are a leading global producer of a diverse array of high-value-added performance materials and chemicals sold to a broad range of end-use markets in approximately 30 industries throughout the world. Today, we are a strong international company with a growing presence in key Asian markets, and we generated 57% of our 2007 sales from outside the U.S. We operate approximately 50 manufacturing facilities worldwide with over 6,000 employees and market products to more than 4,000 customers in over 20 countries.

The mailing address of our executive offices is 1000 Lakeside Avenue, Cleveland, Ohio 44114, and our telephone number is (216) 641-8580.

USE OF PROCEEDS

Except as we may describe otherwise in a prospectus supplement, we will use the proceeds from the sale of any offered securities for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions, repurchases of Ferro Corporation’s common stock, dividends and investments.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2003 through 2007 and for the six months ended June 30, 2007 and 2008 was as follows:

						Six Months
						Ended
	Fiscal Year Ended December 31,					June 30,
	2003	2004	2005	2006	2007(1)	2007	2008

Ratio of Earnings to Fixed Charges	1.25	1.85	1.55	1.36	—	1.52	2.10

(1)	For the year ended December 31, 2007, earnings were not sufficient to cover fixed charges by $110.0 million, primarily due to non-cash impairment charges of $128.7 million. Accordingly, such ratio is not presented.

The ratio of earnings to fixed charges has been calculated by dividing (1) income before income taxes plus fixed charges by (2) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs and costs associated with our asset securitization program), plus the portion of rent expense estimated to represent interest. Costs associated with our asset securitization programs were $3.7 million and $3.3 million for the six months ended June 30, 2008 and 2007, respectively, and $7.0 million, $5.6 million, $3.9 million, $2.4 million and $1.4 million for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Ferro Corporation may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of the debt securities that Ferro Corporation may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that Ferro Corporation has provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Ferro Corporation. We may issue the senior debt securities under the Senior Indenture, dated as of March 5, 2008, between Ferro Corporation and U.S. Bank National Association (U.S. Bank), as trustee, which we refer to in this prospectus as our senior indenture, as may be supplemented by any supplemental indenture applicable to such senior debt securities. We may issue the subordinated debt securities under a Subordinated Indenture to be entered into by us with U.S. Bank or another trustee chosen by us, which we refer to in this prospectus as our subordinated indenture, as may be supplemented by any supplemental indenture applicable to such subordinated debt securities. The senior indenture and subordinated indenture, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, are collectively referred to in this prospectus as the indentures or individually as an indenture. We may also issue senior or subordinated debt securities under one or more additional indentures, each dated on or prior to the issuance of the applicable debt securities, and any supplemental indentures or additional indentures will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions included in the indentures. This summary is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable indenture, including any supplemental indenture. If this summary refers to particular provisions in the indentures, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Ferro Corporation urges you to read the applicable indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

General

The debt securities that may be offered by this prospectus and the applicable prospectus supplement will be our general unsecured obligations, and will be limited to an initial principal amount of $200 million. However, the indentures will not limit the amount of debt securities that we may issue. The indentures will provide that we may issue the debt securities periodically in one or more series. The applicable prospectus supplement will describe the following terms of any debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the prices at which the debt securities will be issued;

•	the person to whom interest is payable, if other than a person whose name is listed on the debt security;

•	the principal payment date(s);

•	the interest rates, if applicable, and the interest payment dates;

•	the place(s) where the principal and any premium or interest shall be payable;

•	the price(s) and period(s) during which the debt securities may be redeemed, if applicable;

•	our obligation, if any, and the price(s) to redeem or purchase the debt securities under sinking fund or analogous provisions;

•	the conversion or exchange features of the debt securities;

•	the denominations of the debt securities;

•	the currency in which payment shall be made, if other than U.S. dollars, and the terms upon which we or the holder of the debt securities may elect a different currency;

•	if principal, premium or interest information may be determined by reference to an index or formula, the manner in which shall amounts shall be determined;

•	if other than the principal amount, the portion of the principal amount of the debt securities which shall be payable upon maturity;

•	the applicability of provisions described below under “Defeasance and Covenant Defeasance”;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	if the debt securities will be issuable only as book-entry debt securities, the depository for the book-entry security and the circumstances in which the book-entry debt securities may be registered for transfer or exchange or authenticated and delivered; and

•	any other terms of the debt securities.

If the debt securities are sold at more than a de minimis discount below their stated principal amount, any applicable U.S. federal income tax consequences and other special considerations applicable to such original issue discount debt securities will be described in the applicable prospectus supplement. In addition, pursuant to the Internal Revenue Code whether or not debt securities are issued at such a discount, debt securities may be subject to the original issued discount rules of the Internal Revenue Code as a result of other factors (including where interest reset dates cause any accrual period to be longer than one year).

Redemption

No debt security will be subject to amortization or redemption unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement, including whether redemption is mandatory or at our or a holder’s option. If no redemption date or redemption price is indicated with respect to a debt security, we cannot redeem the debt security before its stated maturity. Unless otherwise specified in the applicable prospectus supplement, debt securities subject to redemption by us will be subject to the following terms:

•	redeemable on the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the debt security; and

•	redeemable in whole or in part (provided that any remaining principal amount of the debt security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exercisable or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on debt securities, subject to such surrender, where applicable, at its office or, at our option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee or paying agent before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of book-entry debt securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

Unless we state otherwise in the applicable prospectus supplement, the applicable trustee will act as paying agent for the debt securities, and the principal corporate trust office of such trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that we have paid to a paying agent for principal or interest on any debt securities that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry debt security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a book-entry debt security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the book-entry debt security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a book-entry debt security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. We will not be required to:

•	issue, register the transfer of, or exchange any debt securities of a series during the period beginning 15 days before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

•	register the transfer of, or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Form and Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless it specifies otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Ferro Corporation also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement and supplemental indenture will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to Ferro Corporation’s maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Global Securities

The debt securities offered by this prospectus may be in whole or in part issued in book-entry form. Book-entry debt securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the book-entry debt securities, we will describe them in the applicable prospectus supplement.

Holders of beneficial interests in book-entry debt securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing book-entry debt securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of book-entry debt securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing book-entry debt securities, that person will be considered the sole owner and holder of the global certificate and the book-entry debt securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any book-entry debt securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated book-entry debt securities in exchange for the global certificate; and

•	will not be considered the owners or holders of the global certificate or any book-entry debt securities it represents for any purposes under the debt securities or the indentures.

We will make all payments of principal, interest and premium, if any, on a book-entry debt security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. Neither we nor the trustee nor any agent of ours or the trustee’s will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing book-entry debt securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Covenants

Unless otherwise indicated in the applicable prospectus supplement, under the indentures we will:

•	pay the principal, interest and premium, if any, on the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under the indentures;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any;

•	maintain our existence; and

•	comply with any other covenants included in the applicable indenture or any supplemental indenture.

The applicable prospectus supplement and any applicable supplemental indenture will describe any additional covenants to which we may be subject in connection with the issuance of the debt securities.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, any one of the following events will constitute an event of default under the indentures:

•	with respect to a series of debt securities, failure to pay any interest on such debt securities for 30 days past the applicable due date;

•	with respect to a series of debt securities, failure to pay principal of or any premium on such debt securities when due;

•	failure to perform or a breach of any of our covenants or warranties set forth in the indentures, other than a covenant included in the indenture solely for the benefit of a different series of debt securities, which continues for 90 days after written notice as provided in the indentures; or

•	certain events in bankruptcy, insolvency or reorganization.

If any event of default with respect to the debt securities occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the outstanding applicable debt securities may declare the principal amount of all the debt securities to be immediately due and payable; provided, however, that if an event of default specified in the fourth bullet above with respect to us occurs, the principal of, premium, if any, and accrued and unpaid interest on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. If we issued the debt securities with original issue discount, less than the stated principal amount may become due and payable. The holders of a majority in aggregate principal amount of outstanding debt securities may, under certain circumstances, rescind and annul such acceleration as long as no judgment or decree based on acceleration has been obtained. The indentures will obligate the trustee to act with reasonable care during default. They also will provide that the trustee is not obligated to exercise any of its rights or powers under the indentures upon the request of the holders, unless the holders have offered to indemnify the trustee.

If the holders of a majority in aggregate principal amount of the debt securities offer to indemnify the trustee and meet certain other conditions, holders may direct the time, method and place for conducting a proceeding for any remedy available to the trustee. Unless otherwise indicated in the applicable prospectus supplement, before holders may institute any proceeding,

•	a particular holder must notify the trustee of the event of default;

•	the trustee must have received a similar notice from the holders of at least 25% of the principal amount of the outstanding debt securities, and these holders offered to indemnify the trustee;

•	the trustee must not have received a direction inconsistent from that request from a majority of the holders of the principal amount of the outstanding debt securities; and

•	the trustee shall have failed to institute a proceeding within 60 days.

These limitations will not restrict a debt securities holder from initiating a suit for payment of principal, premium or interest that is not paid on the applicable due date. We will be required to furnish annual statements to the trustee regarding performance of our obligations under the indentures.

Modification and Waiver

Under the terms of the indentures, certain provisions of the indenture, certain of our rights and obligations and certain of the rights of holders of debt securities may be modified or amended through a supplemental indenture without the consent of the holders of debt securities. The holders of at least a majority in aggregate principal amount of the outstanding debt securities must approve all other supplemental indentures.

Unless otherwise indicated in the applicable prospectus supplement, in addition, without obtaining the consent of the holder of each outstanding security affected by any supplemental indenture, a supplemental indenture may not, with respect to the affected securities:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, such debt security;

•	reduce the principal amount of, or the premium, if any, or interest on, such debt security;

•	change the place or currency of payment of principal of, premium, if any, or interest on, such debt security;

•	impair the right to institute suit for the enforcement of any payment on such debt security on or after the stated maturity or redemption date; or

•	reduce the percentage in principal amount of such outstanding debt securities, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with certain provisions of an indenture on behalf of all holders. They may also waive any past default under an indenture on behalf of all holders, unless a payment default relates to one of the indenture provisions or covenants that cannot be modified without the consent of each affected holder of the debt security.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, the indentures will restrict us from engaging in any merger or purchase or sale of substantially all of our assets, unless:

•	the purchaser or successor-in-interest is a business organized under the applicable law of the United States of America, any state or the District of Columbia, and it expressly agrees to assume our obligations regarding the debt securities under a supplemental indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	if our properties or assets become subject to a Mortgage not permitted by the indenture, we or the successor-in-interest takes the necessary steps to secure the debt securities equally and ratably with (or prior to) all secured indebtedness; and

•	we deliver to the trustee a certification and a legal opinion confirming compliance with these conditions.

Satisfaction and Discharge of the Indentures

Unless otherwise indicated in the applicable prospectus supplement, we may terminate our obligations under either indenture with respect to the debt securities of any series when:

•	either:

•	all outstanding debt securities of each series have been delivered to the trustee for cancellation; or

•	all debt securities of each series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and we have irrevocably deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not previously been delivered to the trustee for cancellation, for the principal of and, if any, interest or premium, to the date of deposit or the stated maturity or date of redemption;

•	we have paid or caused to be paid all sums payable by us under the applicable indenture; and

•	we have delivered an officers’ certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

Defeasance and Covenant Defeasance

Our debt securities may be subject to the defeasance and covenant defeasance provisions of the applicable indenture. If the provisions are applicable, we have the option to elect either:

•	defeasance — which will discharge us from all obligations in respect of the debt securities, subject to certain administrative limitations, or

•	covenant defeasance — which will permit us to be released from certain restrictive covenants of the indentures, including those described under “Certain Covenants” and “Event of Default.”

To invoke either of these options with respect to any debt securities, we must deposit, in trust, with the trustee an amount of money or U.S. government obligations that, through the payment of principal and interest in accordance with their terms, will provide an amount sufficient to pay any principal, premium and interest on the debt securities in accordance with the terms of the debt securities.

We may not establish this trust if there is a continuing event of default or if the establishment of the trust would create a conflicting interest for the trustee with respect to our other securities. Under U.S. federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

If we elect covenant defeasance with respect to any of the debt securities and those debt securities become immediately due and payable because an event of default occurs, other than an event of default relating to a covenant from which we have been released through the covenant defeasance election, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due to you on the debt securities at the time of the acceleration. However, we remain liable for any deficiency.

No Personal Liability of Directors, Officers and Stockholders

The indentures provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the indentures, or in any of the debt securities or because of the creation of any indebtedness represented thereby, will be had against any of our incorporators, stockholders, officers or directors or of any successor person thereof. Each holder, by accepting the debt securities, waives and releases all such liability. Such waiver and release are not intended to affect the rights of holders under the federal securities laws.

Provisions Applicable to Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all our senior indebtedness. “Senior indebtedness” is the principal (including sinking fund payments) of, and premium, if any, and interest on any indebtedness that is for:

•	money we borrow;

•	any indebtedness as may be evidenced by notes, debentures, bonds, securities or other instruments of indebtedness and for the payment of which we are responsible or liable, by guarantees or otherwise;

•	money borrowed by others, which we have assumed or guaranteed;

•	capitalized lease obligations; and

•	renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described above or of the instruments creating or evidencing such indebtedness, unless, in each case, the terms of the instruments evidencing the indebtedness or such renewal, extension, refunding, amendment or modification provide that it is not senior in rights of payment to the subordinated debt securities.

In the event we distribute our assets following dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness will be entitled to be paid in full in respect of principal, premium, if any, and interest before any payments are made to holders of the subordinated debt securities. In addition, if an event of default occurs under the terms of the subordinated indenture or we have failed to pay the principal, premium, if any, sinking funds or interest on any senior indebtedness, then the holders of the subordinated debt securities will not receive any payment of principal, premium, sinking fund or interest until all of the payments in respect of the senior indebtedness have been paid in full.

Subject to any applicable subordination provisions applying to them, our creditors who are holders of senior indebtedness may recover more ratably than holders of the subordinated debt securities due to this subordination.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the latest available date. The prospectus supplement also will identify any limitations on the issuance of additional senior indebtedness.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank will be the trustee under the indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with U.S. Bank. U.S. Bank and its affiliates have purchased, and are likely in the future to purchase our securities. The trustee may perform services for us in the ordinary course of business.

Governing Law

Unless otherwise indicated in the applicable prospectus supplement, the Indentures provide that the Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of Ohio.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of the common stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the common stock and should be read together with our Amended Articles of Incorporation and Amended Code of Regulations, copies of which have been filed with the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” on page 3 of this prospectus for information on how to obtain a copy of these documents.

Under our Amended Articles of Incorporation, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00, and 2,000,000 shares of preferred stock, without par value. As of July 31, 2008, 43,719,321 shares of common stock (excluding treasury stock) were issued and outstanding. In addition, as of June 30, 2008, 4,319,938 shares of common stock were issuable under outstanding equity awards granted under our stock-based incentive compensation plans and upon settlement of phantom stock under certain of our deferred compensation and supplemental defined contribution plans.

Our outstanding shares of common stock are, and the shares of common stock offered by this prospectus and any applicable prospectus supplement will be, when issued and paid for as described in the applicable prospectus supplement, validly issued, fully paid and nonassessable.

Our common stock is listed on the New York Stock Exchange under the symbol “FOE.”

Holders of shares of common stock have no preemptive rights to subscribe for any of our securities, nor do they have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders. Stockholders have cumulative voting rights in the election of directors if any stockholder gives notice in writing to the president, a vice president or the secretary not less than 48 hours before the time fixed for holding the meeting that cumulative voting at that election is desired. An announcement of the giving of this notice must be made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the stockholder giving the notice. In this event, each stockholder has the right to cumulate votes and give one nominee the number of votes to which the stockholder is entitled, or to distribute votes on the same principle among two or more nominees, as the stockholder sees fit.

Subject to the rights of holders of any of our preferred stock, each record holder of common stock on the applicable record date is entitled to receive dividends on common stock to the extent authorized by our board of directors out of assets legally available for the payment of dividends. In addition, subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Transfer Agent

National City Bank is the registrar and transfer agent for our common stock.

Antitakeover Provisions

Our Amended Articles of Incorporation and Amended Code of Regulations and Ohio corporate law contain provisions that could have the effect of delaying, deferring or preventing a change in control of our ownership or management that stockholders may consider favorable or beneficial. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and should be read together with our Amended Articles of Incorporation, our Amended Code of Regulations and the relevant provisions of Ohio corporate law.

Classified Board of Directors

Our Amended Code of Regulations provides that the board of directors is divided into three classes of directors, each consisting of not less than three nor more than five directors, and that each class of directors serves a staggered three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure continuity and stability of our management and policies. The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of our capital stock or attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, stockholders could be deprived of certain opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Number of Directors; Filling Vacancies

Our Amended Code of Regulations provides that the number of directors shall be not less than nine nor more than fifteen as may be determined by the vote of the stockholders at any annual meeting or special meeting called for the purpose of electing directors. In addition to the authority of stockholders to fix or change the number of directors, the board of directors may change the number of directors, so long as the change is not more than two above or below the number of directors authorized by the stockholders at the last annual or special meeting. In no event may the board of directors fix the number of directors at less than nine nor more than fifteen. The board of directors also may fill any director’s office that is created by an increase in the number of directors. Our Amended Code of Regulations provides that any vacancies may be filled by a vote of a majority of the remaining directors, even if less than a quorum.

Special Meetings

Our Amended Code of Regulations provides that a special meeting of stockholders may be called by the stockholders only if holders of 25% of the outstanding shares of capital stock entitled to vote at such meeting participate in the call. This provision may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Control Share Acquisition and Business Combination Provisions of Ohio Law

Chapter 1704 of the Ohio Law provides generally that any person who acquires 10% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the date the person became an interested shareholder, unless:

•	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approves the purchase of shares by the interested shareholder;

•	the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the Ohio Law; (2) if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by such section; or (3) if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange. Our Amended Articles of Incorporation do not contain a provision electing not to be governed by Chapter 1704.

Under Section 1701.831 of the Ohio Law, unless the articles of incorporation or regulations of a corporation otherwise provide, a “control share acquisition” of an issuing public corporation can be made only with the prior approval of the corporation’s stockholders. A “control share acquisition” is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of the stockholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of stockholders and shares that were transferred, together with the related voting power, after the record date for the meeting of stockholders.

PLAN OF DISTRIBUTION

Ferro Corporation may sell the offered securities:

•	through the solicitation of proposals of underwriters or dealers to purchase the offered securities;

•	through underwriters or dealers on a negotiated basis;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement with respect to any offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Ferro Corporation from such sale, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of any offered securities, Ferro Corporation will execute an underwriting agreement with such underwriter or underwriters, and the names of the underwriter or underwriters and the terms of the transactions, including commissions, discounts, and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that will be used by the underwriters to make resales of the offered securities. Such underwriter or underwriters will acquire the offered securities for their own account and may resell such offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If any underwriter or underwriters are utilized in the sale of any offered securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such offered securities will be obligated to purchase all such offered securities if any are purchased.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

If a dealer is utilized in the sale of any offered securities, Ferro Corporation will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of any such dealer and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by Ferro Corporation, and sales thereof may be made by Ferro Corporation directly to institutional investors or others, who may be deemed to be underwriters, as such term is defined in the Securities Act, with respect to any resale of the offered securities. The terms of any such sales will be described in a prospectus supplement relating thereto.

Ferro Corporation may indemnify our agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market. Ferro Corporation may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, Ferro Corporation shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

VALIDITY OF THE SECURITIES

The validity of the offered securities will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters with respect to the offered securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from Ferro Corporation’s Annual Report on Form 10-K, and the effectiveness of Ferro Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph concerning the adoption of new accounting standards in 2007 and 2006 and a change in accounting principle in 2007, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Amount

SEC Registration Fee	$(1)
Trustees expenses*	25,000
Printing and engraving*	55,000
Services of counsel*	250,000
Services of independent registered public accountant*	100,000
Rating agency fees*	200,000
Blue Sky fees and expenses*	5,000
Miscellaneous*	30,000

Total*	665,000

*	Estimated

(1)	Deferred in reliance upon Rules 456(b) and 457(r).

Item 15.	Indemnification of Officers and Directors

Section 1701.13 of the Ohio Revised Code (ORC) permits an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our Amended Code of Regulations provides that we shall indemnify our present and former directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by the person because of his or her position with Ferro Corporation in connection with any threatened, pending or completed action, suit or proceeding.

Section 1701.13 of the ORC authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1701.13.

Ferro Corporation maintains contracts insuring it, with certain exclusions, against any liability to directors and officers that it may incur. We insure our directors and officers against liability and expenses, with certain exclusions, including attorneys’ fees, which they may incur because of their position with Ferro Corporation.

Each director and executive officer of Ferro Corporation is a party to an indemnification agreement with Ferro Corporation. The agreement provides that we will indemnify, with certain limitations, such director or executive officer against certain expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) in connection with any claim against such director or executive officer arising out of such person’s status as a director or executive officer of Ferro Corporation.

Item 16.	Exhibits.

Exhibit
Number	Description

1	Form of Underwriting Agreement*
4.1	Eleventh Amended and Restated Articles of Incorporation**
4.2	Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed December 29, 1994**
4.3	Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed June 23, 1998**
4.4	Amended Code of Regulations**
4.5	Senior Indenture (with Form of Senior Debt Security), dated as of March 5, 2008, by and between Ferro Corporation and U.S. Bank National Association**
4.6	Form of Subordinated Indenture (with Form of Subordinated Debt Security)**
5	Opinion of Baker & Hostetler LLP, counsel to the Company
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (included on the signature pages of this registration statement)**
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association**

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

**	Previously filed

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the Registration

Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 12, 2008.

FERRO CORPORATION

By:	/s/ James F. Kirsch
James F. Kirsch, Chairman of the Board,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 12, 2008.

Signature	Title

/s/ James F. Kirsch James F. Kirsch	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Sallie B. Bailey Sallie B. Bailey	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Nicholas Katzakis Nicholas Katzakis	Chief Accounting Officer (Principal Accounting Officer)

* Michael H. Bulkin	Director

* Sandra Austin Crayton	Director

* Richard J. Hipple	Director

* Jennie S. Hwang	Director

* William B. Lawrence	Director

* Michael F. Mee	Director

* Perry W. Premdas	Director

Signature	Title

* William J. Sharp	Director

* Dennis W. Sullivan	Director

* By:	/s/ Sallie B. Bailey
Sallie B. Bailey, Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

1	Form of Underwriting Agreement*
4.1	Eleventh Amended and Restated Articles of Incorporation**
4.2	Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed December 29, 1994**
4.3	Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed June 23, 1998**
4.4	Amended Code of Regulations**
4.5	Senior Indenture (with Form of Senior Debt Security), dated as of March 5, 2008, by and between Ferro Corporation and U.S. Bank National Association**
4.6	Form of Subordinated Indenture (with Form of Subordinated Debt Security)**
5	Opinion of Baker & Hostetler LLP, counsel to the Company
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (included on the signature pages of this registration statement)**
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association**

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

**	Previously filed